Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

Gregory F. Hughes

Chief Operating Officer and

Chief Financial Officer

-Or-

Heidi Gillette

Investor Relations

(212) 594-2700

SL GREEN REALTY CORP. REPORTS

FIRST QUARTER 2010 FFO

OF $1.07 PER SHARE AND

EPS OF $0.19 PER SHARE

Highlights

•      First quarter FFO totaled $1.07 per share (diluted) compared to $1.48 per share (diluted) for the first quarter of 2009.

•      Net income for the first quarter of 2010 totaled $0.19 per share (diluted) compared to net income of $0.57 per share (diluted) in the same period in the prior year.  The first quarter of 2009 included $0.27 per share (diluted) relating to gains on sale.

•      Recognized combined same-store GAAP NOI growth of 2.4% for the first quarter compared to the first quarter of 2009, including 2.5% from the consolidated same-store properties and 2.2% from the unconsolidated joint venture same-store properties.

•      Signed 47 Manhattan office leases totaling 501,321 square feet with average starting rents of $45.00 per rentable square foot during the first quarter.  Average Manhattan office starting rents decreased by 5.1% on these leases over previously fully escalated rents.

•      Signed 31 Suburban office leases totaling 214,931 square feet with average starting rents of $28.57 per rentable square foot during the first quarter.

•      Ended the quarter with Manhattan occupancy rate of 94.0%, excluding 100 Church Street, which the Company foreclosed on in January 2010.

•      Entered into an agreement to acquire 600 Lexington Avenue in Manhattan for $193.0 million.  This transaction, which is subject to customary closing conditions, is expected to close during the second quarter of 2010.

•      Originated or purchased five new structured finance investments for approximately $80.7 million, all of which are collateralized by Manhattan real estate.

•      Completed an underwritten public offering of 5,400,000 shares of the Company’s 7.625% Series C Cumulative Redeemable Preferred Stock.  The shares were priced at $23.53 per share including accrued dividends equating to a yield of 8.101% and generated gross offering proceeds of approximately $127.1 million.

•      Completed the Company’s initial unsecured note issuance with an offering of $250.0 million aggregate principal amount of 7.75% senior unsecured notes due March 15, 2020 through its wholly-owned subsidiary, Reckson Operating Partnership, L.P. following upgrades to the Company’s ratings outlook from Moody’s, Standard and Poors and Fitch.

•      Completed a tender offer in April 2010 and purchased $115.0 million aggregate principal amount of the Company’s subsidiaries’ outstanding indebtedness comprised of 3.000% Exchangeable Senior Notes due 2027 ($13.0 million), 4.000% Exchangeable Senior Debentures due 2025 ($13.2 million), 5.150% Senior Unsecured Notes due 2011 ($38.8 million) and 5.875% Senior Unsecured Notes due 2014 ($50.0 million).  The tender closed on April 7, 2010.  We also repurchased approximately $21.4 million of the Company’s 4.000% Exchangeable Senior Debentures since January 1, 2010, exclusive of the notes repurchased as part of the tender offer.

•      Extended the maturity date of the 16 Court Street mortgage and construction loans to October 2013. The loans have a one-year extension option. The floating rate loan will carry an interest rate of 250 basis points over the 30-day LIBOR.

Summary

New York, NY, April 26, 2010 — SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $85.0 million, or $1.07 per share (diluted), for the quarter ended March 31, 2010, compared to $88.1 million, or $1.48 per share (diluted), for the same quarter in 2009.

Net income attributable to common stockholders totaled $15.1 million, or $0.19 per share (diluted), for the quarter ended March 31, 2010, compared to net income of $32.8 million, or $0.57 per share (diluted), for the same quarter in 2009.  The first quarter of 2009 included $0.27 per share (diluted) relating to gains on sale.

Operating and Leasing Activity

For the first quarter of 2010, the Company reported revenues and EBITDA of $258.6 million and $143.5 million, respectively, compared to $262.4 million and $143.4 million in the same period in 2009.

Same-store GAAP NOI on a combined basis increased by 2.4% for the first quarter when compared to the same quarter in 2009, with the consolidated properties increasing 2.5% to $130.6 million and the unconsolidated joint venture properties increasing 2.2% to $54.2 million.

Occupancy for the Manhattan portfolio at March 31, 2010 was 94.0% when excluding 100 Church Street, which the Company foreclosed on in January 2010.  Including 100 Church Street, occupancy for the Manhattan portfolio was 91.9% at March 31, 2010.  During the quarter, the Company signed or commenced 58 leases in the Manhattan portfolio totaling 536,221 square feet, of which 47 leases and 501,321 square feet represented office leases.  Average starting Manhattan office rents of $45.00 per rentable square foot on the 501,321 square feet of office leases signed or commenced during the first quarter represented a 5.1% decrease over the previously fully escalated rents.  The average lease term was 9.1 years and average tenant concessions were 5.5 months of free rent with a tenant improvement allowance of $28.31 per rentable square foot.

Occupancy for the Suburban portfolio was 88.1% at March 31, 2010.  During the quarter, the Company signed 37 leases in the Suburban portfolio totaling 240,172 square feet, of which 31 leases and 214,931 square feet represented office leases.  Average starting Suburban office rents of $28.57 per rentable square foot for the first quarter represented a 10.9% decrease over the previously fully escalated rents.

Significant leases that were signed or commenced during the first quarter included:

•      Early renewal with New York Life Insurance Co. for approximately 87,944 square feet at 420 Lexington Avenue.

•      New lease with Jones Day for approximately 44,034 square feet at 220 East 42nd Street.

•      New lease with Kobre & Kim, LLP for approximately 40,020 square feet at 800 Third Avenue.

•      New lease with Levy Phillips & Kingsberg, LLP for approximately 37,746 square feet at 800 Third Avenue.

•      Early renewal with Stancorp Financial Group for approximately 33,771 square feet at 360 Hamilton Avenue, Westchester.

•      Early renewal with Kaufman Borgeest & Ryan for approximately 24,743 square feet at 200 Summit Lake Drive, Westchester.

Marketing, general and administrative, or MG&A, expenses for the quarter ended March 31, 2010 were approximately $19.4 million, compared to approximately $17.9 million for the same quarter ended March 31, 2009.  MG&A for the quarter included a non-recurring expense of approximately $1.1 million for non-recoverable costs incurred in connection with the pursuit of a redevelopment project.

Real Estate Investment Activity

The Company became the sole owner of 100 Church Street, a 1.05 million-square-foot office tower located in downtown Manhattan, following the successful foreclosure of the senior mezzanine loan at the property in January 2010.  The Company’s initial investment totaled $40.9 million which was comprised of a 50% interest in the senior mezzanine loan and two other mezzanine loans at 100 Church Street, which it acquired from Gramercy Capital Corp. (NYSE: GKK), or Gramercy, in the summer of 2007. As part of a consensual arrangement reached with the then-current owners in August 2009, SL Green, on behalf of the mezzanine lender, obtained management and leasing control of the property.  At completion of the foreclosure, the Company funded an additional $15.0 million of capital into the project as part of its agreement with Wachovia Bank, N.A. to extend and restructure the existing financing.  The restructured $139.7 million mortgage carries an interest rate of 250 basis points over the 30-day LIBOR.  The mortgage matures in January 2013 and has a one-year extension option.  Gramercy declined to fund its share of this capital and instead entered into a transaction whereby it transferred its interests in the investment to SL Green at closing, subject to certain future contingent payments.

In April 2010, the Company entered into an agreement to acquire the 303,515 square foot property located at 600 Lexington Avenue in Manhattan for $193.0 million. This transaction, which is subject to customary closing conditions, is expected to close during the second quarter of 2010. In connection with the acquisition, SL Green will assume $49.85 million of in-place financing. The 5.74% interest-only loan matures in March 2014.

Financing and Capital Activity

In March 2010, Reckson, the Company and SL Green OP, as co-obligors, completed an offering (the “Offering”) of $250.0 million aggregate principal amount of 7.75% senior unsecured notes due March 15, 2020. The Company used the net proceeds from the Offering to fund the tender offer described below, which it announced simultaneously, for certain outstanding notes of Reckson and SL Green OP, with the remaining proceeds being used for general corporate purposes and/or working capital purposes.

Simultaneous with the Offering, the Company commenced a cash tender offer (the “Tender Offer”) to purchase up to $250.0 million aggregate principal amount of the outstanding 3.000% Exchangeable Senior Notes due 2027, 4.000% Exchangeable Senior Debentures due 2025, 5.150% Senior Unsecured Notes due 2011 and 5.875% Senior Unsecured Notes due 2014.

In April 2010, the Company completed the Tender Offer and purchased $13.0 million of the 3.000% Exchangeable Senior Notes due 2027, $13.2 million of the 4.000% Exchangeable Senior Debentures due 2025, $38.8 million of the 5.150% Senior Unsecured Notes due 2011 and $50.0 million of the 5.875% Senior Unsecured Notes due 2014.

The Company repurchased approximately $21.4 million of its 4.000% Exchangeable Senior Debentures since January 1, 2010, exclusive of the notes repurchased as part of the tender offer.

In February 2010, the Company, along with the City Investment Fund, its joint venture partner, extended the maturity date of the 16 Court Street mortgage and construction loans to October 2013. The loans have a one-year extension option. The floating rate loans will carry an interest rate of 250 basis points over the 30-day LIBOR.

In January 2010, the Company completed an underwritten public offering of 5,400,000 shares of its 7.625% Series C Cumulative Redeemable Preferred Stock.  With the completion of this offering, the Company has 11,700,000 shares of 7.625% Series C Cumulative Redeemable Preferred Stock outstanding.  The shares of Series C preferred stock have a liquidation preference of $25.00 per share and are redeemable at par, plus accrued and unpaid dividends, at any time at the option of the Company. The shares were priced at $23.53 per share including accrued dividends equating to a yield of 8.101%.  The Company used the estimated net offering proceeds of $122.2 million for general corporate and/or working capital purposes, which may include investment opportunities, purchases of the indebtedness of its subsidiaries in the open market from time to time and the repayment of indebtedness at the applicable maturity or put date.

Structured Finance Activity

The Company’s structured finance investments totaled approximately $786.1 million at March 31, 2010 (excluding approximately $1.0 million of structured finance investments which were classified as held for sale at March 31, 2010), an increase of approximately $1.5 million from the balance at December 31, 2009.  The increase resulted from new investments exceeding positions sold, reserved or foreclosed.  This included the Company obtaining a senior position in an existing structured finance investment in exchange for a mezzanine loan on which the Company had previously taken a loan loss reserve.  The Company recognized a gain of approximately $2.5 million on the exchange.  During the first quarter, the Company also recorded approximately $6.0 million in additional reserves against its structured finance investments.  The structured finance investments currently have a weighted average maturity of 2.7 years and had a weighted average yield for the quarter ended March 31, 2010 of 8.5%, exclusive of loans totaling $88.4 million which are on non-accrual status.

Dividends

During the first quarter of 2010, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•      $0.10 per share of common stock. Dividends were paid on April 16, 2010 to stockholders of record on the close of business on March 31, 2010.

•      $0.4766 and $0.4922 per share on the Company’s Series C and D Preferred Stock, respectively, for the period January 15, 2010 through and including April 14, 2010.  Dividends were paid on April 15, 2010 to stockholders of record on the close of business on March 31, 2010, and reflect regular quarterly dividends, which are the equivalent of annualized dividend of $1.9064 and $1.9688, respectively.

Conference Call and Audio Webcast

The Company’s executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Tuesday, April 27, 2010 at 2:00 pm ET to discuss the financial results. The Supplemental Package will be available prior to the quarterly conference call on the Company’s website, www.slgreen.com, under “financial reports” in the investors section.

The live conference will be webcast in listen-only mode on the Company’s website under “event calendar & webcasts” in the investors section and on Thomson’s StreetEvents Network. The conference may also be accessed by dialing 866.783.2139 Domestic or 857.350.1598 International, using pass-code “SL Green.”

A replay of the call will be available through May 4, 2010 by dialing 888.286.8010 Domestic or 617.801.6888 International, using pass-code 55783658.

Supplemental Information

The Supplemental Package outlining the Company’s first quarter 2010 financial results will be available prior to the quarterly conference call on the Company’s website.

Company Profile

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires, owns, repositions and manages Manhattan office properties. The Company is the only publicly held REIT that specializes in this niche. As of March 31, 2010, the Company owned interests in 30 New York City office properties totaling approximately 24,258,700 square feet, making it New York’s largest office landlord. In addition, at March 31, 2010, SL Green held investment interests in, among other things, eight retail properties encompassing approximately 374,812 square feet, three development properties encompassing approximately 399,800 square feet and two land interests, along with ownership interests in 31 suburban assets totaling 6,804,700 square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212-216-1601.

Disclaimers

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 of this release and in the Company’s Supplemental Package.

Forward-looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Queens, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us.  These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metro real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York Metro area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.

STATEMENTS OF OPERATIONS-UNAUDITED

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenue:
Rental revenue, net	$198,586	$195,629
Escalations and reimbursement revenues	31,468	33,629
Preferred equity and investment income	20,379	16,898
Other income	8,200	16,281
Total revenues	258,633	262,437

Equity in net income from unconsolidated joint ventures	15,376	13,073
Gain (loss) on early extinguishment of debt	(113)	47,712

Expenses:
Operating expenses	58,766	55,092
Ground rent	7,821	8,046
Real estate taxes	38,387	36,750
Loan loss and other investment reserves	6,000	62,000
Marketing, general and administrative	19,456	17,922
Total expenses	130,430	179,810

Earnings Before Interest, Depreciation and Amortization (EBITDA)	143,466	143,412
Interest expense, net of interest income	57,479	59,997
Amortization of deferred financing costs	2,516	1,436
Depreciation and amortization	57,052	54,465
Loss on equity investment in marketable securities	285	807
Net income from Continuing Operations	26,134	26,707
Loss from Discontinued Operations	—	(286)
Gain on sale of Discontinued Operations	—	6,572
Net gain on sale of interest in unconsolidated joint venture/ real estate	—	9,541
Net income	26,134	42,534
Net income attributable to noncontrolling interests	(3,939)	(4,797)
Net income attributable to SL Green Realty Corp.	22,195	37,737
Preferred stock dividends	(7,116)	(4,969)
Net income attributable to common stockholders	$15,079	$32,768

Earnings Per Share (EPS)
Net income per share (Basic)	$0.19	$0.57
Net income per share (Diluted)	$0.19	$0.57

Funds From Operations (FFO)
FFO per share (Basic)	$1.07	$1.48
FFO per share (Diluted)	$1.07	$1.48

Basic ownership interest
Weighted average REIT common shares for net income per share	77,823	57,178
Weighted average partnership units held by noncontrolling interests	1,502	2,339
Basic weighted average shares and units outstanding for FFO per share	79,325	59,517
Diluted ownership interest
Weighted average REIT common share and common share equivalents	78,258	57,216
Weighted average partnership units held by noncontrolling interests	1,502	2,339
Diluted weighted average shares and units outstanding	79,760	59,555

SL GREEN REALTY CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	March 31, 2010	December 31, 2009
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,411,560	$1,379,052
Buildings and improvements	5,682,183	5,585,584
Building leasehold and improvements	1,281,151	1,280,256
Property under capital lease	12,208	12,208
	8,387,102	8,257,100
Less accumulated depreciation	(790,171)	(738,422)
	7,596,931	7,518,678
Assets held for sale, net	992	992
Cash and cash equivalents	167,654	343,715
Restricted cash	170,318	94,495
Investment in marketable securities	78,048	58,785
Tenant and other receivables, net of allowance of $17,549 and $14,271 in 2010 and 2009, respectively	22,980	22,483
Related party receivables	3,218	8,570
Deferred rents receivable, net of allowance of $25,481 and $24,347 in 2010 and 2009, respectively	176,601	166,981
Structured finance investments, net of discount of $86,439 and $46,802 and allowance of $99,844 and $93,844 in 2010 and 2009, respectively	786,138	784,620
Investments in and advances to unconsolidated joint ventures	1,053,754	1,058,369
Deferred costs, net	151,856	139,257
Other assets	305,750	290,632
Total assets	$10,514,240	$10,487,577

Liabilities and Equity
Mortgage notes payable	$2,723,146	$2,595,552
Revolving credit facility	900,000	1,374,076
Senior unsecured notes	1,053,255	823,060
Accrued interest and other liabilities	23,002	34,734
Accounts payable and accrued expenses	137,278	125,982
Deferred revenue/gain	344,772	349,669
Capitalized lease obligation	16,930	16,883
Deferred land lease payable	18,076	18,013
Dividend and distributions payable	14,248	12,006
Security deposits	39,903	39,855
Liabilities related to assets held for sale	—	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	5,370,610	5,489,830
Commitments and contingencies	—	—
Noncontrolling interest in operating partnership	80,642	84,618
Equity
SL Green Realty Corp. stockholders’ equity
7.625% Series C perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 11,700 and 6,300 issued and outstanding at March 31, 2010 and December 31, 2009, respectively	274,149	151,981
7.875% Series D perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 4,000 issued and outstanding at March 31, 2010 and December 31, 2009, respectively	96,321	96,321
Common stock, $0.01 par value 160,000 shares authorized, 81,285 and 80,875 issued and outstanding at March 31, 2010 and December 31, 2009, respectively (inclusive of 3,360 shares held in Treasury at both March 31, 2010 and December 31, 2009)	813	809
Additional paid-in capital	3,542,197	3,525,901
Treasury stock-at cost	(302,705)	(302,705)
Accumulated other comprehensive loss	(21,902)	(33,538)
Retained earnings	949,083	949,669
Total SL Green Realty Corp. stockholders’ equity	4,537,956	4,388,438
Noncontrolling interests in other partnerships	525,032	524,691
Total equity	5,062,988	4,913,129
Total liabilities and equity	$10,514,240	$10,487,577

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
FFO Reconciliation:
Net income (loss) attributable to common stockholders	$15,079	$32,768
Add:
Depreciation and amortization	57,052	54,465
Discontinued operations depreciation adjustments	—	333
Joint venture depreciation and noncontrolling interest adjustments	8,770	11,265
Net (income) loss attributable to noncontrolling interests	3,939	4,797
Loss (gain) on equity investment in marketable securities	285	807
Less:
Gain (loss) on sale of discontinued operations	—	6,572
Equity in net gain (loss) on sale of joint venture property/real estate	—	9,541
Depreciation on non-rental real estate assets	172	204
Funds from Operations	$84,953	$88,118

	Three Months Ended March 31,
	2010	2009
Earnings before interest, depreciation and amortization (EBITDA):	$143,466	$143,412
Add:
Marketing, general & administrative expense	19,456	17,922
Net Operating income from discontinued operations	—	940
Loan loss reserves	6,000	62,000
Less:
Non-building revenue	(22,214)	(30,741)
(Gain) loss on early extinguishment of debt	113	(47,712)
Equity in net income from joint ventures	(15,376)	(13,073)
GAAP net operating income (GAAP NOI)	131,445	132,748

Less:
Net Operating income from discontinued operations	—	(940)
GAAP NOI from other properties/affiliates	(871)	(4,375)
Same-Store GAAP NOI	$130,574	$127,433

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	March 31,
	2010	2009
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	24,259	23,211
Portfolio percentage leased at end of period	91.9%	96.2%
Same-Store percentage leased at end of period	94.8%	96.1%
Number of properties in operation	30	29

Office square feet leased during quarter (rentable)	501,321	296,840
Average mark-to-market percentage-office	(5.1)%	23.9%
Average starting cash rent per rentable square foot-office	$45.00	$52.71

(1)  Includes wholly owned and joint venture properties.